                                                                   EXHIBIT 10.47

                                                        * Confidential Treatment
                                                          Requested

                                   KOLL-DOVE

                        GLOBAL DISPOSITION SERVICES, LLC

                             CONTRIBUTION AGREEMENT

          1.   Formation of Limited Liability Company......................    3
               --------------------------------------

          2.   Contribution of Ross-Dove Company Assets....................    3
               ----------------------------------------
               2.1   Cash..................................................    3
                     ----
               2.2   Equipment.............................................    3
                     ---------
               2.3   Receivables...........................................    3
                     -----------
               2.4   Contracts and Work in Progress........................    4
                     ------------------------------
               2.5   Operating Data and Records............................    4
                     --------------------------
               2.6   Intangible Assets.....................................    4
                     -----------------
               2.7   Inventory, Office Supplies and Furnishings............    4
                     ------------------------------------------
               2.8   Claims................................................    4
                     ------
               2.9   Prepayments...........................................    4
                     -----------
               2.10  Dove Group Employees..................................    4
                     --------------------
               2.11  Other Assets..........................................    5
                     ------------
               2.12  Excluded Assets.......................................    5
                     ---------------

          3.   Assumption of Dove Group Liabilities........................    5
               ------------------------------------

          4.   Contribution of Dovetech Stock..............................    5
               ------------------------------

          5.   Koll Contribution...........................................    5
               -----------------
               5.1   Initial Contribution..................................    5
                     --------------------
               5.2   Secondary Contribution................................    6
                     ----------------------
               5.3   Deferred Contribution.................................    6
                     ---------------------

          6.   Issuance of LLC Units.......................................    6
               ---------------------

          7.   Representations and Warranties of the Ross-Dove
               -----------------------------------------------
               Companies and Ross and Kirk.................................    6
               ---------------------------
               7.1   Organization, Good Standing and Qualification.........    7
                     ---------------------------------------------
               7.2   Authorization and Enforceability......................    7
                     --------------------------------
               7.3   Financial Statements..................................    7
                     --------------------
               7.4   No Changes............................................    8
                     ----------
               7.5   Tax Returns, Audits and Claims........................    9
                     ------------------------------
               7.6   Personal Property; Liens; and Sales Taxes.............    9
                     -----------------------------------------
               7.7   Accounts Receivable...................................   10
                     -------------------
               7.8   Inventory.............................................   11
                     ---------
               7.9   Intellectual Property.................................   11
                     ---------------------
               7.10  Major Customers and Suppliers.........................   11
                     -----------------------------
               7.11  Labor Agreements; Benefit Plans.......................   11
                     -------------------------------
               7.12  Insurance Policies....................................   12
                     ------------------
               7.13  Compliance with Laws..................................   12
                     --------------------
               7.14  Litigation............................................   13
                     ----------

               7.15  Maintenance of Books and Records......................   14
                     --------------------------------
               7.16  Absence of Unknown Liabilities........................   14
                     ------------------------------
               7.17  Hazardous Waste.......................................   14
                     ---------------
               7.18  Contract Assignments and Consents.....................   15
                     ---------------------------------
                     7.18.1  Consents......................................   15
                             --------
                     7.18.2  Failure to Obtain Consent Prior to Closing....   15
                             ------------------------------------------
                     7.18.3  No Fees Required..............................   15
                             ----------------
               7.19  Interest in Suppliers and Clients.....................   16
                     ---------------------------------
               7.20  Disclosure Qualifications.............................   16
                     -------------------------
               7.21  Noncontravention......................................   16
                     ----------------
               7.22  Trust Accounts........................................   17
                     --------------
               7.23  Capitalization of Dovetech............................   17
                     --------------------------
               7.24  Ownership of the Stock................................   17
                     ----------------------
               7.25  Representations and Warranties True at Closing........   17
                     ----------------------------------------------

          8.   Representations and Warranties of Koll......................   18
               --------------------------------------
               8.1   Organization and Good Standing........................   18
                     ------------------------------
               8.2   Authorization and Enforceability......................   18
                     --------------------------------
               8.3   Noncontravention......................................   18
                     ----------------

          9.   Conduct Pending the Closing Date............................   18
               --------------------------------

          10.  Additional Agreements of the Parties........................   19
               ------------------------------------
               10.1  Employment Agreements.................................   19
                     ---------------------
               10.2  Buy/Sell Agreement....................................   19
                     ------------------
               10.3  Additional Agreements and Instruments.................   19
                     -------------------------------------

          11.  Conditions Precedent to Performance by Koll.................   19
               -------------------------------------------
               11.1  Performance...........................................   19
                     -----------
               11.2  Absence of Material Changes...........................   19
                     ---------------------------
               11.3  Consents..............................................   19
                     --------
               11.4  Exhibits and Schedules................................   20
                     ----------------------
               11.5  Resolutions...........................................   20
                     -----------

          12.  Conditions Precedent to Performance by the Ross-Dove
               ----------------------------------------------------
               Companies and Ross and Kirk.................................   20
               ---------------------------
               12.1  Performance...........................................   20
                     -----------
               12.2  Exhibits..............................................   20
                     --------
               12.3  Resolutions...........................................   21
                     -----------

          13.  Closing.....................................................   21
               -------

          14.  Termination of Agreement....................................   21
               ------------------------

          15.  Indemnification.............................................   22
               ---------------
               15.1  General...............................................   22
                     -------
               15.2  Claims for Indemnity..................................   22
                     --------------------
               15.3  Right to Defend; Settlement...........................   23
                     ---------------------------
               15.4  Right to Offset.......................................   24
                     ---------------

          16.  Costs.......................................................   24
               -----
               16.1  Finder's or Broker's Fees.............................   24
                     -------------------------
               16.2  Expenses..............................................   24
                     --------

          17.  General Provisions..........................................   24
               ------------------
               17.1  Survival of Representations and Warranties............   24
                     ------------------------------------------
               17.2  Assignment............................................   25
                     ----------
               17.3  Notices...............................................   25
                     -------
               17.4  Attorneys' Fees.......................................   26
                     ---------------
               17.5  Governing Law.........................................   26
                     -------------
               17.6  Binding Effect........................................   26
                     --------------
               17.7  Severability..........................................   26
                     ------------
               17.8  Agreement Preparation.................................   27
                     ---------------------
               17.9  Parties in Interest...................................   27
                     -------------------
               17.10 Entire Agreement......................................   27
                     ----------------
               17.11 Certain Definitions...................................   27
                     -------------------
               17.12 Counterparts..........................................   27
                     ------------

                                 DEFINED TERMS
                                 -------------

Term                                  Defined at
- ----                                  ----------
                                      Section
                                      -------

Additional Funds.....................               10.3
Articles.............................                  1
Assets...............................                  2
Balance..............................               10.3
Businesses...........................          Recital B
Claims...............................                2.8
Closing..............................                 13
Closing Date.........................                 13
Contracts............................                2.4
Deferred Contribution................                5.3
Dove Group...........................          Recital B
Dove Capital......................... Introduction (iii)
Dovemedia............................ Introduction (iii)
Dovetech.............................  Introduction (ii)
Equipment............................                2.2
Exhibit..............................              17.11
Financial Statements.................                7.3
Initial Contribution.................                5.1
Intellectual Property................                7.9
Kirk.................................   Introduction (v)
Koll Business........................          Recital C
Koll Contribution....................                  5
Koll.................................  Introduction (vi)
Liabilities..........................                  3
Liens................................             7.6(a)
LLC..................................          Recital E
LLC Operating Agreement..............                  1
Loan.................................               10.3
Material Adverse Effect..............              17.11
Most Recent Financial Statements.....            7.3(ii)
Most Recent Fiscal Year End..........            7.3(ii)
Notes................................               2.12
RDC..................................   Introduction (i)
Real Estate..........................               2.12
Receivables..........................                2.3
Records..............................                2.5
Restructuring........................               10.3
Rights...............................                2.6
Ross.................................   Introduction(iv)

Ross-Dove Companies..................          Recital A
Schedule.............................              17.11
Secondary Contribution...............                5.2
Section..............................              17.11
Stock................................                  4

                                   KOLL-DOVE
                        GLOBAL DISPOSITION SERVICES, LLC
                             CONTRIBUTION AGREEMENT

                        ================================


          This Agreement is entered into on this 9th day of March, 1995, by and among the following parties:

          (i)   Ross-Dove Company, Inc., a California corporation ("RDC");

          (ii)  Dovetech, Inc., a California corporation ("Dovetech");

          (iii) Dovemedia, Ltd., a California corporation ("Dovemedia");

          (iv) Dove Capital Corporation, a California corporation ("Dove Capital");

          (v)   Ross Dove, an individual ("Ross");

          (vi)  Kirk Dove, an individual ("Kirk");

          (vii) Koll Management Services, Inc., a Delaware corporation ("Koll").


          The parties in (i) through (vii) above are hereinafter at times referred to individually as the "Party" and collectively as the "Parties."

                                    RECITALS
                                    --------

     A. RDC, Dovetech, Dovemedia and Dove Capital (collectively referred to hereinafter at times as the "Ross-Dove Companies") are Subchapter "S" corporations that are each owned fifty percent by Ross and fifty percent by Kirk.

     B. The business engaged in by each of the Ross Dove Companies is as follows:

          (i)   RDC:  RDC holds auctions or sealed bids for the conversion of
                ---
capital assets into cash. In addition to having auctions for capital assets, RDC also conducts auctions for the sale of commercial real estate, financial instruments, excess or obsolete inventory and other assets (the "RDC Business").

          (ii)  Dovetech:  Dovetech is primarily engaged in conducting fee-based
                --------
appraisals and is able to make beneficial use in that business of the data collected through the RDC auctions with said data having been compiled by Dovetech in its computer data base (the "Dovetech Business").

          (iii) Dovemedia.  Dovemedia is generally engaged in producing the
                ---------
marketing and advertising materials associated with RDC and Dovetech activities (the "Dovemedia Business").

          (iv)  Dove Capital.  Dove Capital is engaged in the business of buying
                ------------
and selling capital assets (the "Dove Capital Business").

The RDC Business, the Dovetech Business, the Dovemedia Business and the Dove Capital Business are collectively referred to herein as the "Businesses." RDC, Dovemedia and Dove Capital are collectively referred to herein as the "Dove Group," and the RDC Business, the Dovetech Business and the Dovemedia Business are collectively referred to as the "Dove Group Businesses."

     C. Koll is one of the largest real estate services companies in the United States engaged in the business of assisting institutions and structuring and managing their commercial, industrial and retail real estate portfolios; providing a diverse range of expertise in real estate consulting services, operations surveys and audits, technical and administrative support, hands-on, full-service facilities management; and offering investment advice in the areas of acquisition and disposition analysis, strategic analysis and asset management, and mortgage finance capabilities and offering real estate investment advice (the "Koll Business").

     D. Based upon Koll's analysis of the Businesses, Koll believes that the Businesses will allow Koll to provide services that are complementary to the Koll Business and Ross and Kirk believe that an investment by Koll in the Businesses combined with Koll's resources and contacts will accelerate the growth of the Businesses while at the same time generating more profit in the Businesses.

     E. The Parties believe that it would be in their best interest to structure Koll's investment in the Businesses by forming a California limited liability company (the "LLC") that would be the entity to which the Businesses, the Dovetech Stock (as hereinafter defined), and substantially all of the assets and liabilities of RDC, Dovemedia and Dove Capital would be contributed, and the entity in which Koll would invest, all in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the terms and conditions set forth below, the parties agree as follows:

                                   AGREEMENT
                                   ---------

     1.   Formation of Limited Liability Company.  The LLC shall be formed
          --------------------------------------
concurrent with the Closing ("Closing" and "Closing Date" are defined in Section
13). The LLC Articles of Organization shall be substantially in the form of the Articles of Organization attached hereto as Exhibit "A" (the "Articles"). The Articles shall be filed by Koll, on or before the Closing with the Limited Liability Company Unit of the California Secretary of State. The "LLC Operating Agreement" shall be substantially in the form attached hereto as Exhibit "B" and shall be executed by the parties thereto concurrent with the Closing.

    2.    Contribution of Ross-Dove Company Assets.  Subject to the terms and
          ----------------------------------------
conditions of this Agreement, on the Closing Date the Dove Group shall contribute, assign, transfer, and deliver to the LLC substantially all of the tangible and intangible assets, properties, and improvements of the Dove Group, all as further set forth herein, which shall operate to transfer substantially all of the assets of the Dove Group, along with the Dove Group Businesses, to the LLC as the same are constituted on the Closing Date (collectively, the "Assets"). Except as provided in Section 2.12, the Dove Group Assets transferred to the LLC hereunder shall include, without limitation, all of the following:

          2.1  Cash.  All cash on hand, in the bank or money market accounts,
               ----
and all certificates of deposit, letters of credit in favor of the Dove Group and all other readily marketable securities or other cash equivalents.

          2.2  Equipment.  Except as expressly set forth herein, all machinery,
               ---------
equipment, vehicles, tooling, furniture and fixtures, and all other fixed assets owned or leased by the Dove Group constituting all such items necessary for the continued operation of the Dove Group Businesses, (the "Equipment").

          2.3  Receivables.  All accounts receivable and other rights to receive
               -----------
payments from any clients of the Dove Group in connection with the conduct of the Dove Group Businesses (the "Receivables").

          2.4  Contracts and Work in Progress.  Subject to Section 7.18, all
               ------------------------------
rights and benefits under any purchase commitments and contracts to which any member of the Dove Group is a party (collectively, the "Contracts") constituting all such Contracts in existence as of the Closing Date which are necessary or beneficial to the operation of the Dove Group Businesses.

          2.5  Operating Data and Records.  All operating data and records of
               --------------------------
the Dove Group relating to the Dove Group Businesses, including, but not limited to, all client lists, sales records, credit information, correspondence, designs and drawings, advertising materials and any other operating data and records relating to the Dove Group Businesses (the "Records").

          2.6  Intangible Assets.  All the trade, business name, service marks,
               -----------------
trademarks, trade names, trade secrets, copyrights, copyright applications, patents, patent applications, all inventions, discoveries, improvements, processes, formulas, whether patentable or not, and all shop rights, licenses, and other agreements, and all permits, orders and approvals from any governmental or regulatory agency and any other related intangible assets to affect a transfer of all of the operating rights of the Dove Group Businesses to the LLC, including, but not limited to, the right, title, and interest in and to, and the right to use, the names "Ross-Dove Company, Inc.," "Dovemedia, Ltd.," and "Dove Capital Corporation" and all similar names used by the Dove Group in connection with or relating to the Dove Group Businesses (the "Rights"), subject to the provisions of the LLC Operating Agreement. Reasonably promptly after the Closing, Ross and Kirk will cause the name of Ross-Dove Company, Inc. to be changed to "The Dove Company."

          2.7  Inventory, Office Supplies and Furnishings.  All inventory,
               ------------------------------------------
office supplies and furnishings used in the operations of the Dove Group Businesses.

          2.8  Claims.  Any claims that the Dove Group now has or may have
               ------
against any third parties (the "Claims").

          2.9  Prepayments.  All prepaid deposits and prepaid expenses of the
               -----------
Dove Group as of the Closing Date.

          2.10 Dove Group Employees.  The Parties recognize and agree that one
               --------------------
of the most valuable assets that the Dove Group has is its employees and the Dove Group hereby agrees to use its reasonable, good faith efforts to cause its employees to accept employment with the LLC effective as of the Closing Date or as soon as reasonably possible thereafter.

          2.11 Other Assets.  Any and all other assets not specifically noted
               ------------
above, except as expressly set forth in Section 2.12, that are of any value or use whatsoever in the Dove Group Businesses.

          2.12 Excluded Assets.  The Assets to be transferred to the LLC shall
               ---------------
exclude: (a) the RDC real property described on Exhibit "C" attached hereto (the "Real Estate"); and (b) the shareholder notes from Ross and Kirk payable to RDC in the total principal amount of Eight Hundred Seven Thousand Six Hundred Twenty Dollars and Seventy-four Cents ($807,620.74) (the "Notes"). Other than the leasehold interest set forth in the "Occupancy Lease" attached hereto as Exhibit "D," the LLC shall not acquire any right, title or interest in the Real Estate. The LLC shall not acquire any right, title or interest in the Notes.

     3.   Assumption of Dove Group Liabilities.  The LLC shall assume only those
          ------------------------------------
Dove Group liabilities that are expressly set forth on Exhibit "E" attached hereto (such assumed liabilities being hereinafter referred to as the "Liabilities"). The accounts payable included in the Liabilities shall consist only of those accounts payable incurred in the ordinary and normal course of business in the amounts as set forth on Exhibit E, subject to increases or decreases in said amounts based upon the normal and ordinary course of operations of the Dove Group Businesses.

     The LLC shall not assume or become in any way liable for any debts, liabilities, claims, contingencies or other obligations relating to the Real Estate or of any other kind at any time owed by the Dove Group which are not expressly provided for in this Section 3.

     4.   Contribution of Dovetech Stock.  On the Closing Date, Ross and Kirk
          ------------------------------
each will transfer to the LLC all of their respective right, title and interest in all of the issued and outstanding stock of Dovetech held by them, which shall represent 100% of the issued and outstanding common stock of Dovetech (the "Stock"). Ross and Kirk shall each provide to Koll on or before the Closing Date an acknowledgment by their respective wives consenting to the transfer of the Stock to the LLC.

     5.   Koll Contribution.  Koll hereby agrees to make an aggregate
          -----------------
contribution of             *            Dollars ($   *    ) (the "Koll
Contribution") to the LLC in accordance with the terms and conditions as set forth in this Section 5.

          5.1  Initial Contribution.  On the Closing Date, Koll shall contribute
               --------------------
             *            Dollars ($   *    ) in immediately available funds to
the LLC (the "Initial Contribution").

          5.2  Secondary Contribution.  On or before the 30th day following the
               ----------------------
Closing Date, provided that Koll shall have received unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity and cash flow for the Ross-Dove Companies for the month ended January 31, 1995 (which may lack footnotes and other presentation items), Koll shall
contribute an additional             *            Dollars ($   *    ) in
immediately available funds to the LLC (the "Secondary Contribution").

          5.3  Deferred Contribution.  Koll shall contribute an additional
               ---------------------
       *            Dollars ($   *    ) in immediately available funds to the
LLC no later than December 31, 1997 (the "Deferred Contribution"). If a majority of the Managers (as defined in the LLC Operating Agreement) determines that all or part of the Deferred Contribution is desirable to provide increased growth, value and profitability for the LLC, Koll shall contribute all or part of the Deferred Contribution prior to December 31, 1997 at such times and in such amounts as a majority of the Managers so determines.

     6.   Issuance of LLC Units.  As consideration for the transfer of the
          ---------------------
Assets, the Stock, the Businesses and the Koll Contribution, ownership interests in the LLC shall be issued to those parties set forth below by issuing units in the LLC in the amounts and percentages set forth opposite each party's name:

Party                             LLC Units            LLC % Ownership Interest
- -----                             ---------            ------------------------

     Koll Management

                                                        * Confidential Treatment
                                                          Requested

     Services, Inc.                 500,000                       50.0%

     Ross-Dove Company, Inc.        309,000                       30.9%

     Dovemedia, Ltd.                180,000                       18.0%

     Dove Capital Corporation         1,000                        0.1%

     Ross Dove                        5,000                        0.5%

     Kirk Dove                        5,000                        0.5%

     7.   Representations and Warranties of the Ross-Dove Companies and Ross and
          ----------------------------------------------------------------------
Kirk.  In order to induce Koll to enter into this Agreement which provides in
- ----
part for Koll's agreement to make the Koll Contribution and to consummate the transactions contemplated hereby, the Ross-Dove Companies and Ross and Kirk do hereby jointly and severally represent and warrant to Koll as follows (for purposes of this Section 7 the definitions of the Assets, Equipment and Receivables shall include the assets, equipment and receivables of Dovetech as though described as part of Section 2):

          7.1  Organization, Good Standing and Qualification.
               ---------------------------------------------

               (a) The Ross-Dove Companies are corporations duly organized, validly existing and in good standing under the laws of the State of California and have all necessary corporate power and authority to carry on their businesses as they are now conducted and to own, lease and operate their properties wherever situated. Dovetech has applied to become qualified as a foreign corporation in good standing in California, Colorado, Florida and Massachusetts. Except as set forth in Schedule 7.1(a), the Ross-Dove Companies have no subsidiaries or any equity or other ownership interest in any corporation, partnership, joint venture or other entity.

               (b) Copies of the Certificates of Incorporation and By-laws of the Ross-Dove Companies and all amendments thereof, as well as Certificates of Authority (Good Standing Certificates) for California for the Ross-Dove Companies, have been delivered to Koll and, except as set forth in Schedule 7.1(b), are complete and correct as of the date hereof.

          7.2  Authorization and Enforceability.  The Ross-Dove Companies and
               --------------------------------
Ross and Kirk have full power and authority

(including full corporate power and authority) to execute and deliver this Agreement and the other agreements referenced herein, and to perform their respective obligations hereunder and thereunder. Without limiting the generality of the foregoing, the respective Boards of Directors and the shareholders of the Ross-Dove Companies have duly authorized the execution, delivery and performance of this Agreement by the Ross-Dove Companies. This Agreement, and the other agreements referenced herein, when executed and delivered by each of the Ross-Dove Companies and Ross and Kirk, will constitute the valid and binding obligations of the Ross-Dove Companies and of Ross and Kirk and will be enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific enforcement or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          7.3  Financial Statements.  Attached hereto as Schedule 7.3 are the
               --------------------
following financial statements (collectively the "Financial Statements"):

               (i) Audited consolidated and unaudited consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1992 and December 31, 1993; and

               (ii) Unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow for the fiscal year ended December 31, 1994 (the "Most Recent Fiscal Year End" and the "Most Recent Financial Statements").

          The Financial Statements (including the Notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Ross-Dove Companies as of such dates and the results of operations of the Ross-Dove Companies for such periods, are correct and complete and are consistent with the books and records of the Ross-Dove Companies (which books and records are correct and complete in all material respects); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material) and lack footnotes and other presentation items. The audited Financial Statements for the fiscal year ended

December 31, 1994 shall be prepared and shall replace the Most Recent Financial Statements contemporaneous with the Closing Date.

          7.4  No Changes.  Except as set forth in Schedule 7.4, since December
               ----------
31, 1994:

               (a) there has been no material change in the type of Businesses conducted by the Ross-Dove Companies;

               (b) there has not been any damage, destruction or loss (whether covered by insurance or not) which has resulted in or is reasonably likely to result in a Material Adverse Effect (as defined in Section 17.11);

               (c) there has not occurred any sale, encumbrance or disposition of any asset of the Ross-Dove Companies outside of the ordinary course of business, or the creation, assumption or undertaking of any liability or obligation encumbering any of the Assets, except in the ordinary course of business;

               (d) the Ross-Dove Companies have not increased any compensation payable or to become payable to any of the officers, directors or employees of the Ross-Dove Companies or in any insurance, pension or other benefit plan, payment or arrangement made for, to or with any officer, director or employee, except in the ordinary course of business;

               (e) the Ross-Dove Companies have not engaged in any other activity or transaction that would result in a Material Adverse Effect; and

               (f) the Ross-Dove Companies have made no commitment or agreement to do any of the foregoing.

          7.5  Tax Returns, Audits and Claims.
               ------------------------------

               (a) Except as set forth in Schedule 7.5: (i) all federal, state and local tax returns and tax reports required to be filed by the Ross-Dove Companies on or before the Closing Date have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed; (ii) all federal, state and local income, franchise, sales, use, property, employment, excise and other taxes (including interest and penalties and including estimated tax installments where required to be filed and paid) due from the Ross-Dove Companies as of the date hereof have been fully paid or accrued by the Ross-Dove Companies; and (iii) all taxes and other assessments and levies which the Ross-Dove Companies are required by law to have withheld or collected on or before the date hereof have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.

               (b) Except as set forth in Schedule 7.5: (i) none of the aforedescribed tax returns or tax reports of the Ross-Dove Companies is being audited by the Internal Revenue Service or any state or local taxing authority, and no waivers of statutes of limitations have been given or requested; and (ii) there are no outstanding or pending claims, deficiencies or assessments against the Ross-Dove Companies for any taxes (including sales and/or use taxes, and including interest and penalties) with respect to or arising out of any operations of the Ross-Dove Companies.

               (c) None of the Ross-Dove Companies has waived any statute of limitations in respect to any taxes that may be assessed against the Ross-Dove Companies or agreed to any extension of time with respect to any said tax assessments or deficiencies.

          7.6  Personal Property; Liens; and Sales Taxes.
               -----------------------------------------

               (a) The Ross-Dove Companies have good, valid and transferable title to, and possession of, all of the Assets, free and clear of all liens, pledges, claims, security interests, encumbrances and adverse interests whatsoever, except for those liens, pledges, claims, security interests, encumbrances, leasehold and adverse interests set forth in Schedule 7.6(a) (the "Liens"). All of the Assets (including all books, records and documents of title relating thereto) are physically located at the facilities of the Ross-Dove Companies set forth in Schedule 7.6(a), except for Assets which are used from time to time by the Ross-Dove Companies at auction and other sites in the ordinary course of business.

               (b) All of the Equipment is in good working condition and repair, ordinary wear and tear excepted. Except as set forth in Schedule 7.6(b), the Ross-Dove Companies own all of the material items of Equipment utilized in the operation of the Businesses. There are no defects or deficiencies in the operating condition or state of repair of, or any other condition or state of facts affecting, the Equipment or any of the other Assets, except any such defects, deficiencies, other conditions and state of facts which in the aggregate do not have a Material Adverse Effect.

               (c) In the conduct of the Businesses, to the extent that the Ross-Dove Companies have been required to collect any sales tax relating to the purchase and sale of goods and services, said sales tax has been collected in full and delivered to all appropriate governmental authorities, including, but not limited to, the California State Board of Equalization, except with respect to sales tax the collection and delivery of which is the subject of a good faith dispute in appropriate proceedings which, if resolved adversely to the Ross-Dove Companies, would not result in a Material Adverse Effect.

          7.7  Accounts Receivable.  All of the Receivables:
               -------------------

               (i) Have arisen and will arise only in the normal and ordinary course of business;

               (ii) Represent amounts owed to the Ross-Dove Companies from services provided or sales made in the normal and ordinary course of business;

               (iii) Are not subject to any pending or threatened recoupments, set-offs, or counterclaims; and

               (iv) Are properly reflected on the books and records of the Ross-Dove Companies and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the balance sheet of the Most Recent Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Ross-Dove Companies and except for such adjustments, compromises and exceptions made in the ordinary course of business which in the aggregate would not result in a Material Adverse Effect.

          7.8  Inventory.  Any inventory in the possession of the Ross-Dove
               ---------
Companies to be transferred to the LLC is saleable in the ordinary course of business in accordance with the past custom and practice of the Ross-Dove Companies.

          7.9  Intellectual Property.  The Ross-Dove Companies do not own or
               ---------------------
have any interest in, and are not a party to or bound by (in any capacity), any license, patents, trademarks, trade names, copyrights or other intangibles (domestic or foreign) which in any way relate to any business except for the Ross-Dove Companies Businesses (collectively, the "Intellectual Property"); and except for the Ross-Dove Companies' rights, if any, in and to the Intellectual Property set forth in Schedule 7.9, there are no trademarks, trade names, copyrights, patents, licenses, processes or other intangibles required or utilized in the Businesses. Except as set forth in Schedule 7.9, the Ross-Dove Companies have not received any notice that any of the Intellectual Property, or any use thereof by the Ross-Dove Companies, infringes upon or violates any rights of any other person.

          7.10 Major Customers and Suppliers.  Neither the Ross-Dove Companies
               -----------------------------
nor Ross and Kirk have any actual knowledge: (a) that any clients constituting more than five percent of the Businesses during 1993 and 1994 and included in projections for 1995 will materially reduce their volume of business with the Ross-Dove Companies from the volume of business that said clients have engaged in with the Ross-Dove Companies in the fiscal years ending December 31, 1993 and 1994; or (b) of any existing, announced or anticipated changes in the policies of any clients which in the aggregate would result in a Material Adverse Effect.

          7.11 Labor Agreements; Benefit Plans.
               -------------------------------

               (a) Except as set forth in Schedule 7.11(a), the Ross-Dove Companies (i) are not parties to any collective bargaining agreement or other labor agreement, or to any written agreements with respect to the employment of any non-hourly and/or non-union employee(s), and (ii) do not have any employee manuals or any written policies with respect to its employees. None of the employees of the Ross-Dove Companies is subject to any contractual or other restriction in favor of the Ross-Dove Companies which would prohibit or impair such employee from working for the LLC from and after the Closing.

               (b) Except as set forth in Schedule 7.11(b), the Ross-Dove Companies neither maintain nor have any obligation to make contributions to or in respect of any bonus, deferred compensation, pension, profit sharing, retirement, group insurance or other employee benefit or welfare plans, written or oral, relating to employees or agents of the Ross-Dove Companies and the Ross-Dove Companies are not presently paying any pension, deferred compensation or retirement allowance to anyone. Schedule 7.11 reflects which of such employee benefit plans are "qualified" under Section 401(a) of the Internal Revenue Code of 1986, as amended, and the Ross-Dove Companies are not aware of any state of facts, events, occurrences, causes or conditions concerning such qualified status which would be reasonably likely to result in a Material Adverse Effect.

               (c) To the best knowledge of the Ross-Dove Companies and Ross and Kirk, the Ross-Dove Companies and all subject plan administrators have managed, and fulfilled all of their respective obligations to, all of the aforedescribed employee benefit and welfare plans, in accordance with all applicable laws, rules and regulations and the terms of such plans, except as set forth in Schedule 7.11(c) and except for such deviations which in the aggregate would not result in a Material Adverse Effect. Without limitation of the foregoing, but without qualification as to knowledge, except as set forth in
Schedule 7.11(c), the Ross-Dove Companies have made all required contributions to date to the aforedescribed employee benefit and welfare plans, there have been no prohibited transactions under applicable law in connection with the administration of any such plans for which a statutory or administrative exemption is not available, and there is presently no accumulated funding deficiency under applicable law with respect to any of such plans.

          7.12 Insurance Policies.
               ------------------

               (a) Schedule 7.12 contains a list of all insurance policies held or maintained by the Ross-Dove Companies, reflecting the types of coverage, respective face amounts, applicable deductibles and premiums in respect thereof. Copies of such policies have previously been, or will be at the Closing, delivered by the Ross-Dove Companies to the LLC.

               (b) Except as set forth in Schedule 7.12, the Ross-Dove Companies have paid all required premiums in connection with the insurance policies listed in Schedule 7.12, and the Ross-Dove Companies have not received any notice of cancellation or nonrenewal of any of such policies, or any notice of any material increase in the premiums payable thereunder.

          7.13 Compliance with Laws.
               --------------------

               (a) The Ross-Dove Companies are in compliance with all laws and governmental rules and regulations (domestic, foreign, federal, state and local, including, without limitation, the provisions of ERISA, the Environmental Protection Act, and the Occupational Safety and Health Act) applicable to the Businesses, and are in compliance with all requirements of insurance policies applicable to the Businesses and/or the Assets, all except for such failures to comply which in the aggregate would not result in a Material Adverse Effect.
The Ross-Dove Companies and Ross and Kirk have no knowledge of any state of facts, events, conditions or occurrences relating to the Businesses which would constitute or result in a violation of any of the foregoing laws, rules or regulations, or which would give rise to the assertion of any such violation with respect to any past acts, practices, policies or conditions of the Ross-Dove Companies, all except for such violations which in the aggregate would not result in a Material Adverse Effect.

               (b) The Ross-Dove Companies have not received any notice of default or violation, nor are the Ross-Dove Companies or, to the best knowledge of the Ross-Dove Companies and Ross and Kirk, any of their directors or officers in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to the Businesses or any of the Assets. The Ross-Dove Companies have not received any notice of, or to the best knowledge of the Ross-Dove Companies are not charged with or are not under investigation with respect to, any violation of any provision of any federal, state, municipal or other law or administrative rule or regulation, domestic or foreign, relating to the Businesses or any of the Assets.

               (c) The Ross-Dove Companies possess all required permits, licenses and/or franchises from whatever governmental authorities or agencies having jurisdiction over the Ross-Dove Companies to permit the operation of the Businesses in the manner presently conducted and as anticipated to be conducted in the future, and all of such permits, licenses and/or franchises are valid, current and in full force and effect, all except where the failure to obtain and/or maintain such permits, licenses and/or franchises in the aggregate would not result in a Material Adverse Effect.

               (d) To the best knowledge of the Ross-Dove Companies, Ross and Kirk, there have been no audits or inspections of the Ross-Dove Companies conducted by or on behalf of the Environmental Protection Agency, the Occupational Safety and Health Administration, and/or any other governmental agency (federal, state and/or local).

          7.14 Litigation.
               ----------

               (a) Except as set forth in Schedule 7.14, (i) there is no suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation, pending or, to the best knowledge of the Ross-Dove Companies and Ross and Kirk, threatened, against the Ross-Dove Companies or any of the Assets, or pertaining to the transactions contemplated by this Agreement or their consummation; and (ii) the Ross-Dove Companies are not aware of any event, cause or condition which might reasonably give rise to or form the basis of any suit, action, arbitration or proceeding all of which, if determined adversely to the Ross-Dove Companies, reasonably would be expected to result in a Material Adverse Effect.

               (b) Except as disclosed in Schedule 7.14, the Ross-Dove Companies are not currently engaged in any legal action of a nature to recover any sums of money due to the Ross-Dove Companies or damages sustained by the Ross-Dove Companies in the operation of the Businesses.

          7.15 Maintenance of Books and Records.  All accounts, books, ledgers
               --------------------------------
and records material to the Business have been fully, properly and accurately maintained in all material respects, and there are no inaccuracies or discrepancies of any kind contained or reflected therein except for such inaccuracies or discrepancies which in the aggregate would not result in a Material Adverse Effect, and they fairly present the financial position of the Ross-Dove Companies on an ongoing daily basis, subject to normal information-posting practices and normal period-ending adjustments.

          7.16 Absence of Unknown Liabilities.  Except as set forth in any of
               ------------------------------
the Schedules, there are no debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent or otherwise, known or unknown, due or to become due, that are either not set forth on the Most Recent Financial Statements or incurred in the ordinary course of business since the date of the Most Recent

Financial Statements which in the aggregate, if they existed, would result in a Material Adverse Effect.

          7.17  Hazardous Waste.  The Ross-Dove Companies have not, in the
                ---------------
conduct of the Businesses, engaged in violation of any law, and are not aware of the installation, presence, use, generation, manufacture, storage, release, threatened release or disposal of hazardous materials that would result in a Material Adverse Effect. "Hazardous Materials" for purposes of this Agreement includes, but is not limited to, any materials or substances that are deemed hazardous, dangerous, contaminated or toxic pursuant to all applicable governmental rules, laws and statutes. The operations of the Businesses are in compliance with all applicable environmental and toxic waste laws and ordinances except such failures to comply which in the aggregate would not result in a Material Adverse Effect. In furtherance and not in limitation of the foregoing,
(i) the Ross-Dove Companies are not the subject of any litigation or proceeding or, to the best knowledge of the Ross-Dove Companies and Ross and Kirk, any governmental or private investigation relating to any disposal, release or placement of any hazardous or toxic substances; and (ii) the Ross-Dove Companies have not disposed of hazardous or toxic substances, waste or other materials into any waste disposal site owned or operated by a third party which is the subject of any litigation or governmental investigation or proceeding relating to any such disposal, release or placement.

          The LLC shall not be liable for any liability, directly or indirectly, arising out of the installation, presence, use, generation, manufacture, storage, release, threatened release or disposal of hazardous materials by the Ross-Dove Companies prior to the Closing Date, or the cost of any required or necessary repair, cleanup, detoxification, demolition or disposal, directly or indirectly, arising from said activities by the Ross-Dove Companies.

          7.18 Contract Assignments and Consents.  The Ross-Dove Companies shall
               ---------------------------------
use their reasonable, good faith efforts to obtain assignments of Contracts assigned pursuant to this Agreement to the LLC in accordance with the following terms and conditions:

               7.18.1 Consents.  To the extent that the assignment to the LLC
                      --------
of any Contract requires the consent of any other party to any such Contract, this Agreement shall not constitute an agreement to assign the same if an assignment or attempted assignment would constitute a breach thereof, unless and until such consent is obtained. The Ross-Dove Companies agree that they will use their reasonable, good faith efforts to obtain all such consents prior to the Closing Date.

               7.18.2 Failure to Obtain Consent Prior to Closing.  If any
                      ------------------------------------------
consent to the assignment of a Contract is not obtained before the Closing Date, the LLC may, at its option, require the Ross-Dove Companies to continue to use their reasonable, good faith efforts to obtain such required consent. If the LLC elects to require the Ross-Dove Companies to continue to use their reasonable, good faith efforts to obtain such required consent, the Ross-Dove Companies shall cooperate with the LLC after the Closing Date in any reasonable arrangement (such as subcontracting, sublicensing, or subleasing) designed to provide to the LLC the benefits and obligations under the applicable Contracts, at the LLC's cost and expense in so far as they apply to the Businesses. The Parties agree that, so long as the LLC is receiving, or has received, the benefit of such Contracts, the LLC will perform the Ross-Dove Companies' obligations thereunder.

               7.18.3 No Fees Required.  The LLC shall not be required to pay
                      ----------------
any fee or other consideration to induce any party whose consent is required for the assignment of any Contract to be assigned hereunder, nor shall any of such Contracts be revised or modified (other than to reflect the substitution of the LLC for the Ross-Dove Companies) as a condition of such assignment without the LLC's prior written consent.

          7.19 Interest in Suppliers and Clients.  Neither the Ross-Dove
               ---------------------------------
Companies nor, to the best knowledge of the Ross-Dove Companies and Ross and Kirk, any of their respective officers, directors, shareholders or affiliates have any direct or indirect interest in any of the Ross-Dove Companies' substantial suppliers or clients. No default exists with respect to or on the part of the Ross-Dove Companies under any contract or arrangement with any of its suppliers or clients, except any such defaults which in the aggregate do not have a Material Adverse Effect.

          7.20 Disclosure Qualifications.  All documents heretofore or hereafter
               -------------------------
delivered by Ross, Kirk or Lee C. Cochran on behalf of the Ross-Dove Companies (or made available by Ross, Kirk or Lee C. Cochran on behalf of the Ross-Dove Companies) to Koll as referred to in this Agreement were and continue to be complete and accurate records of the subject documents, except for any inadvertent omissions or inaccuracies which in the aggregate do not have a

Material Adverse Effect.  The representations and warranties contained in this
Section 7 do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained in this Section 7 not misleading.

          7.21 Noncontravention.  Neither the execution and the delivery of this
               ----------------
Agreement by the Ross-Dove Companies and Ross and Kirk, nor the consummation of the transactions contemplated hereby by the Ross-Dove Companies and Ross and Kirk (including the assignments and assumptions set forth in this Agreement), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which any of the Ross-Dove Companies are subject or any provision of the charters or by-laws of the Ross-Dove Companies; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which the Ross-Dove Companies are a party or by which they are bound or to which any of the Assets are subject (or result in the imposition of any security interest upon any of the Assets), all except any such violations, conflicts, breaches or defaults which in the aggregate would not result in a Material Adverse Effect. None of the Ross-Dove Companies nor Ross or Kirk needs to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          7.22 Trust Accounts.  The trust account balances reflected as assets
               --------------
and liabilities on the Most Recent Financial Statements properly and accurately account for all monies required to be held in trust by the Ross-Dove Companies and no money required to be held by the Ross-Dove Companies in trust for the benefit of third parties have been withdrawn and/or used by the Ross-Dove Companies for any purpose other than to make payment to the appropriate third party beneficiaries thereof.

          7.23 Capitalization of Dovetech.  The entire authorized capital stock
               --------------------------
of Dovetech consists of One Hundred Thousand (100,000) shares of which Three Hundred (300) shares are issued and outstanding with Ross and Kirk each owning One Hundred Fifty (150) shares of said issued and outstanding Stock. The Stock has been duly authorized, is validly issued, fully paid and nonassessable and is held of record by Ross and Kirk as noted in the preceding sentence. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require Dovetech to issue, sell or otherwise cause to become outstanding any additional shares of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Dovetech. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of Dovetech.

          7.24 Ownership of the Stock.  Ross and Kirk hold of record and own
               ----------------------
beneficially the number of Dovetech's shares of capital stock as set forth in
Section 7.23, free and clear of any restrictions on transfer pursuant to the transactions set forth in this Agreement, taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Neither Ross nor Kirk is a party to any option, warrant, purchase right or other contract or commitment that could require either of them to sell, transfer or otherwise dispose of any capital stock of Dovetech (other than this Agreement). Neither Ross nor Kirk is a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of Dovetech.

          7.25 Representations and Warranties True at Closing.  The
               ----------------------------------------------
representations and warranties set forth in this Section 7 shall be true and correct as of the Closing Date as though made on and as of the Closing Date.

     8.   Representations and Warranties of Koll.  In order to induce the Ross-
          --------------------------------------
Dove Companies and Ross and Kirk to execute and deliver this Agreement and to consummate the transactions contemplated hereby, Koll hereby represents and warrants to the Ross-Dove Companies and Ross and Kirk as follows:

          8.1  Organization and Good Standing.  Koll is a corporation duly
               ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Koll has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the other agreements referenced herein, and to perform its obligations hereunder and thereunder.

          8.2  Authorization and Enforceability.  The execution, delivery and
               --------------------------------
performance of this Agreement and the other agreements referenced herein and the consummation of the transactions contemplated hereby and thereby by Koll have been duly authorized by the Board of Directors of Koll. This Agreement and the other agreements referenced herein, when executed and delivered by Koll, will constitute the valid and binding obligations of Koll and will be enforceable in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, and except that the remedy of specific enforcement or similar equitable relief is available only at the discretion of the court before which enforcement is sought.

          8.3  Noncontravention.  Neither the execution and delivery of this
               ----------------
Agreement by Koll, nor consummation of the transactions contemplated hereby by Koll will: (i) violate any constitution, statute, regulation rule, injunction, judgment, order, decree ruling, charge or other restriction of any government, governmental agency or court to which Koll is subject or any provision of the charter or bylaws of Koll; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Koll is a party or by which it is bound or to which any of its assets are subject (or result in the imposition of any security interest upon any of its assets), all except any such violations, conflicts, breaches or defaults which in the aggregate would not result in a material adverse effect on Koll. Koll does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     9.   Conduct Pending the Closing Date.  From and after December 31, 1994
          --------------------------------
and to the date immediately preceding the Closing Date, the Ross-Dove Companies shall provide Koll and its officers, directors and agents reasonable access to conduct due diligence; shall operate the Businesses in substantially the same manner as theretofore conducted; shall use its reasonable, good faith efforts to preserve and maintain its relationships with its suppliers and clients; and shall not otherwise engage in any activities not in the ordinary course of business.

     10.  Additional Agreements of the Parties.
          ------------------------------------

          10.1 Employment Agreements.  Employment Agreements substantially in
               ---------------------
the form of Exhibits "F" and "G" shall be entered into concurrent with the Closing by and between the LLC and Ross and Kirk.

          10.2 Buy/Sell Agreement.  A Buy/Sell Agreement substantially in the
               ------------------
form attached hereto as Exhibit "H" shall be entered into concurrent with the execution of the LLC Operating Agreement and the Closing.

          10.3 Additional Agreements and Instruments.  On or before the Closing
               -------------------------------------
Date, the Parties shall execute, deliver and file all exhibits, agreements, certificates, instruments and other documents, not inconsistent with the provisions of this Agreement, which are normal and customary in a transaction of this nature and which, in the opinion of counsel to any of the parties hereto, shall reasonably be required to be executed, delivered and filed in order to consummate the transactions contemplated by this Agreement.

     11.  Conditions Precedent to Performance by Koll.  The obligations of Koll
          -------------------------------------------
to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Koll:

          11.1 Performance.  The Ross-Dove Companies and Ross and Kirk shall
               -----------
have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date, including, without limitation, the covenants and agreements contained in Section 7.

          11.2 Absence of Material Changes.  There shall not have occurred, in
               ---------------------------
the reasonable judgment of Koll, any material adverse change in the Businesses, Assets, financial condition or operations of the Ross-Dove Companies taken as a whole from the date of this Agreement on or before the Closing Date.

          11.3 Consents.  Subject to the provisions in Section 7.18, all
               --------
necessary agreements, consents, waivers and/or estoppel certificates of any parties to any Contracts which are material to the Businesses shall have been obtained and true and complete copies thereof delivered to Koll. Without limitation of the foregoing, the Ross-Dove Companies and Ross and Kirk shall deliver, or cause to be delivered, to Koll any and all releases, termination statements and/or other instruments as may be reasonably necessary or appropriate to transfer the Assets and the Businesses to the LLC free and clear of all liens, encumbrances, security interests, pledges and other adverse interests, including, but not limited to, the spousal consents noted in
Section 4, except as set forth in Schedules 7.6(a) and 7.6(b).

          11.4 Exhibits and Schedules.  At the Closing, there shall have been
               ----------------------
delivered to Koll all of the Exhibits, all of the Schedules, including without limitation Schedule 2.0 listing the Assets, and all other documents, instruments and agreements as contemplated herein, duly executed by the Ross-Dove Companies and Ross and Kirk (as applicable).

          11.5 Resolutions.  Koll shall have received certified resolutions of
               -----------
the respective Boards of Directors and shareholders of the Ross-Dove Companies in form and substance reasonably satisfactory to counsel for Koll authorizing the Ross-Dove Companies to execute, deliver and perform this Agreement, the Exhibits hereto and all other documents, instruments and agreements as contemplated herein, the transactions contemplated hereby and thereby, and all actions to be taken by the Ross-Dove Companies hereunder.

     12.  Conditions Precedent to Performance by the Ross-Dove Companies and
          ------------------------------------------------------------------
Ross and Kirk.  The obligations of the Ross-Dove Companies and Ross and Kirk to
- -------------
consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by the Ross-Dove Companies and Ross and Kirk:

          12.1 Performance.  Koll shall have made the Initial Contribution and
               -----------
shall have performed, satisfied and complied with all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Koll on or before the Closing Date, including, without limitation, all covenants and agreements set forth in Section 8. There shall have been no change in Koll's financial or business condition or commitments, nor any litigation or proceeding, actual or threatened, which is reasonably likely to prevent Koll from performing any obligation undertaken by it under this Agreement which is to be performed after the Closing.

        12.2 Exhibits.  On the Closing, there shall have been delivered to the
             --------
Ross-Dove Companies all of the Exhibits and all other documents, instruments and agreements as contemplated herein, duly executed by Koll.

        12.3 Resolutions.  The Ross-Dove Companies and Ross and Kirk shall have
             -----------
received certified resolutions of the Board of Directors of Koll, in the form and substance reasonably satisfactory to counsel for the Ross-Dove Companies and Ross and Kirk, authorizing Koll's execution, delivery and performance of this Agreement, all of the Exhibits and all other documents, instruments and agreements as contemplated herein, the transactions contemplated hereby and thereby, and all actions to be taken by Koll hereunder and thereunder.

     13.  Closing.  The Closing shall take place at the offices of Howard, Rice,
          -------
Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, Three Embarcadero Center, Seventh Floor, San Francisco, CA 94111 at 10 a.m. local time on March 13, 1995, or at such other time and location as may be mutually agreed upon by the parties (the "Closing" and the "Closing Date"). Unless this Agreement is otherwise terminated in accordance with the terms and conditions expressly set forth in Section 14, the consummation of the transactions contemplated by this Agreement shall be deemed to take place as of 12:01 a.m. on the Closing Date and the LLC shall have received the Initial Contribution and the Promissory Note and shall be deemed to take possession of the Stock, the Assets and the Businesses at 12:01 a.m. on the Closing Date.

     14.  Termination of Agreement.  This Agreement may be terminated at any
          ------------------------
time prior to the Closing: (a) by the mutual consent of the Parties; or (b) by Koll, on the one hand, or by the Ross-Dove Companies and Ross and Kirk, on the other hand, if: (i) a breach shall exist with respect to the written representations and warranties made herein by the other Party or Parties, as the case may be, (ii) the other Party or Parties, as the case may be, shall fail or refuse to perform in any material respect any covenant or agreement to be performed on its or their part under this Agreement, (iii) the other Party or Parties, as the case may be, shall take any action prohibited by this Agreement,
(iv) the other Party or Parties, as the case may be, shall not have furnished such certificates and documents in connection with the transactions contemplated hereby as it or they shall have agreed to furnish, or (v) any consent of any governmental agency or other person not a party to the transactions contemplated hereby is necessary to prevent a default under any outstanding obligation which is material to Koll, or to the Ross-Dove Companies or Ross and Kirk, and such consent is not obtainable without undue expense or penalty.

     15.  Indemnification.
          ---------------

          15.1 General.
               -------

               (a)  Indemnification by the Dove Group and Ross and Kirk.  The
                    ---------------------------------------------------
Dove Group and Ross and Kirk shall jointly and severally indemnify, defend and hold harmless Koll and the LLC against and in respect of any and all losses, costs, expenses, obligations, liabilities, damages, recoveries, deficiencies, interest paid to any third party, penalties and reasonable attorneys' fees that Koll and the LLC may incur, sustain or suffer as a result of, by reason of, or in connection with (i) the breach of any of the representations and warranties of the Ross-Dove Companies and Ross and Kirk contained in this Agreement; (ii) the breach of, or failure by the Ross-Dove Companies and Ross and Kirk to perform, any of the covenants or agreements to be performed by them pursuant to this Agreement; (iii) any liability of the Ross-Dove Companies and Ross and Kirk which is expressly excluded from the LLC pursuant to this Agreement; and (iv) the operation by the Ross-Dove Companies of the Businesses prior to the Closing Date in contravention of this Agreement. The representations and warranties and other obligations of the Ross-Dove Companies and Ross and Kirk set forth in this Agreement are being made for the benefit of Koll and the LLC, therefore, Koll may elect, in its sole and absolute discretion, to pursue any action for its own benefit directly against the Ross-Dove Companies and/or Ross and Kirk that gives rise to damages hereunder to either the LLC and/or Koll, or Koll may elect to pursue said action through the LLC or in conjunction with the LLC; provided, however, that Koll may recover damages hereunder only to the extent of damages actually suffered by Koll.

               (b)  Indemnification by Koll.  Koll shall indemnify, defend and
                    -----------------------
hold harmless the Ross-Dove Companies and Ross and Kirk and the LLC against and in respect of any and all losses, costs, expenses, obligations, liabilities, damages, recoveries, deficiencies, interest paid to any third party, penalties and reasonable attorneys' fees that the Ross-Dove Companies and/or Ross and Kirk and the LLC may incur, sustain or suffer, as a result of, by reason of, or in connection with any breach of, or failure by Koll to perform, any of the representations, warranties, covenants or agreements of Koll contained in this Agreement.

          15.2 Claims for Indemnity.  Whenever a claim shall arise for which any
               --------------------
Party may be or become entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party promptly, and in the case of a third party claim, in writing within thirty (30) days of the indemnified party's first receipt of written notice of such third party claim, and in any event within such shorter period as may be legally required for the indemnifying party or parties to take appropriate action to resist such claim. The failure to give a timely notice, as provided in the preceding sentence, shall not operate as a waiver of an indemnified party's right to indemnification, provided that the failure to give such notice did not materially prejudice the legal rights of the indemnifying party. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to the extent determinable) the amount of the liability arising therefrom.

          15.3 Right to Defend; Settlement.
               ---------------------------

               (a) If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the right of the indemnified party to participate at its own expense through counsel of its own choosing), at their expense and through a single counsel of their own choosing, to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, and if consented to by the indemnified party, in the name of the indemnified party.

               (b) Each Party hereto shall give the other Party advance written notice of any proposed compromise or settlement of any such action or claim. Except as otherwise provided in Section 15.3(c), neither the indemnifying party nor the indemnified party shall compromise or settle such action or claim without the prior written consent of the other party.

               (c) In the event and to the extent that the plaintiff, in any action in which an indemnifying party shall be liable to indemnity an indemnified party hereunder, shall offer to settle any such litigation or controversy, and the indemnifying party shall notify the plaintiff and the indemnified party in writing to the effect that the indemnifying party is willing to accept such settlement and pay all sums required to be paid to settle such dispute and effect a dismissal with prejudice of any such action, the maximum liability of the indemnifying party hereunder with respect to such matter or controversy shall thereafter be limited to the amount offered by the plaintiff for settlement and acceptable to the indemnifying party, in the event that the indemnified party shall elect not to effect a settlement of such matter
                                       ---
on the terms and conditions acceptable to the plaintiff and the indemnifying party. In addition, the indemnified party shall thereafter be liable to the indemnifying party for any additional legal fees incurred by the indemnifying party in continuing to defend such litigation following the indemnified party's refusal to accept such settlement offer otherwise acceptable to the plaintiff and the indemnifying party. The provisions of this Section 15.3(c) shall not,
                                                                         ---
however, be applicable in the event that the proposed settlement acceptable to the plaintiff and the indemnifying party shall impose any ongoing financial or business liability or obligation upon the indemnified party, or would otherwise have a material adverse effect on the business or financial condition of the indemnified party.

          15.4 Right to Offset.  To the extent that the Dove Group or Ross and
               ---------------
Kirkare obligated to pay any amount to Koll either directly or through Koll's interest as a member of the LLC pursuant to the terms of the obligation to Koll pursuant to Section 15.1(a), the LLC Operating Agreement shall provide that Koll shall receive an additional preferred return in the amount of said obligation. Koll's right hereunder to receive said preferred return shall not in any way mitigate the ability of Koll to recover damages directly from the Dove Group or Ross and Kirk for said obligation, however, Koll shall be entitled to receive said preference from the LLC only to the extent Koll has not been adequately compensated by the Dove Group or Ross and Kirk for the amount of said obligation. In addition, Koll shall have the right to offset any damages against any Koll Contributions not contributed to Koll.

     16.  Costs.
          -----

          16.1 Finder's or Broker's Fees.  The Parties represent and warrant
               -------------------------
that they have not dealt with any broker or finder in connection with this transaction other than Emmett De Moss and, insofar as they know, no other broker or person is entitled to any commission or finder's fee in connection with any part of this transaction. Except for any finder's fee or commission payable to Mr. De Moss in connection with this transaction, which shall be paid and satisfied solely by Koll, the Parties will indemnify each other against any such claims.

          16.2 Expenses.  The costs and expenses incurred or to be incurred by
               --------
each of the Parties hereto in negotiating and preparing this Agreement and in consummating the transactions contemplated hereby shall be paid by the LLC as provided in the Operating Agreement; provided, however, that if this Agreement is terminated pursuant to Sections 14(a), 14(b)(v) or 14(c), each of the Parties hereto shall pay its or his own costs and expenses.

     17.  General Provisions.
          ------------------

          17.1 Survival of Representations and Warranties.  All of the
               ------------------------------------------
representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder, shall continue in full force and effect for a period of two (2) years thereafter with the exception of any representations and warranties relating to taxes and hazardous waste as set forth in Sections 7.5, 7.6(c) and 7.17 above, with said representations and warranties relating thereto to continue in full force and effect at all times following the Closing until the lapse of any applicable statutes of limitations.

          17.2 Assignment.  Neither this Agreement nor any duties or obligations
               ----------
hereunder shall be assignable by any Party without the prior express written consent of each of the other Parties.

          17.3 Notices.  All notices pertaining to this Agreement shall be in
               -------
writing and shall be transmitted by (a) personal hand delivery; (b) through the facilities of the United States Post Office, certified or registered mail, return receipt requested; (c) facsimile transmission; or (d) overnight courier. The addresses set forth below for the respective Parties shall be the places where notices shall be sent, unless written notice of a change of address is given.

If to the Ross-Dove Companies, to:

     Ross M. Dove, Chairman
     1241 East Hillsdale Blvd.
     Foster City, CA  94404

     Facsimile No.:  415/571-5980

If to Ross, to:

     Ross M. Dove
     130 Montalvo
     Redwood City, CA  94062

If to Kirk, to:

     Kirk Dove
     214 Oak Grove
     Atherton, CA  94025

          In each case with a copy to:

               Jeffrey L. Schaffer, Esq.
               Howard, Rice, Nemerovski, Canady,
                Falk & Rabkin
               A Professional Corporation
               Three Embarcadero Center
               Seventh Floor
               San Francisco, CA  94111

If to Koll, to:

     Gary Nielsen, Senior Vice President
     Koll Management Services, Inc.
     4343 Von Karman Avenue
     Newport Beach, CA  92660
     Facsimile No.:  714/833-3755

          With a copy to:

              Roger L. Neu, Esq.
              Law Offices of Roger L. Neu, Inc.
              500 Newport Center Drive, Suite 520
              Newport Beach, CA  92660
              Facsimile No.:  714/640-0463

          Any such notices shall be deemed to be given as of the date so delivered.

          17.4 Attorneys' Fees.  In the event that any legal, declaratory, self
               ---------------
help, or equitable action or arbitration or any other action not considered to be a legal or equitable action is commenced between the Parties hereto or their personal representatives concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing Party shall be entitled, in addition to such other relief that may be granted, to a reasonable sum for their attorneys' fees and any other costs and expenses relating thereto.

          17.5 Governing Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be controlled by and construed under the laws of the State of California. In the event of any litigation arising out of any dispute in connection with this Agreement, the Parties hereby consent to the jurisdiction of the California courts.

          17.6 Binding Effect.  Each and every covenant, term, provision and
               --------------
agreement herein contained shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, successors, assigns and legal representatives and shall survive the termination of this Agreement where appropriate to carry out the terms thereof.

          17.7 Severability.  Every provision of this Agreement is intended to
               ------------
be severable. If any terms or provisions hereof are illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

          17.8 Agreement Preparation.  Each Party has cooperated in the drafting
               ---------------------
and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any Party.

          17.9 Parties in Interest.  Nothing in this Agreement shall confer any
               -------------------
rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any Party to this Agreement.

          17.10 Entire Agreement.  This Agreement, including the Exhibits and
                ----------------
Schedules, contains the entire Agreement between the Parties hereto, and supersedes any prior written or oral agreement between the Parties concerning the subject matter contained herein. There are no representations, agreements, arrangements or understandings, oral or written between the Parties hereto, relating to the subject matter contained in this Agreement, which are not fully expressed herein.

          17.11 Certain Definitions.  For purposes of this Agreement, the term
                -------------------
"Material Adverse Effect" shall mean an adverse effect or adverse change in or on the value of the Assets, the Businesses, financial condition or results of operations of the Ross-Dove Companies or the ability of the Ross-Dove Companies to conduct the Businesses on substantially the same basis as they are being conducted as of the date hereof, in each case that is material to the Ross-Dove Companies taken as a whole; provided, however, that in the aggregate any Material Adverse Effects hereunder shall not exceed Ten Thousand Dollars ($10,000). For purposes of this Agreement, the terms "Exhibit," "Schedule" and "Section" shall refer to an exhibit, schedule or section of this Agreement.

          17.12 Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same document.

          This Agreement is hereby adopted and made effective by the Parties as of the date first set forth above as evidenced by the signatures set forth below.

ROSS-DOVE COMPANY, INC.                    KOLL MANAGEMENT SERVICES, INC.


By: ________________________________       By: ________________________________
    Ross M. Dove, Chairman                     Glen Raiger, Executive Vice
                                               President

By: ________________________________
    Kirk Dove, President
    and Chief Executive                    DOVE CAPITAL CORPORATION
    Officer

DOVETECH, INC.                             By: ________________________________
                                               Ross M. Dove, Chairman

By: ____________________________
    Ross M. Dove, Chairman                 By: ________________________________
                                               Kirk Dove, President and Chief
                                               Executive Officer
By: ____________________________
    Kirk Dove, President
    and Chief Executive
    Officer                                    ________________________________
                                               Kirk Dove
DOVEMEDIA, LTD.

                                               ________________________________
By: ____________________________               Ross Dove
    Ross M. Dove, Chairman


By: ____________________________
    Kirk Dove, President
    and Chief Executive
    Officer